UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

TIDEWATER INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6002 Rogerdale Road, Suite 600, Houston, Texas 77072
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2022, the board of directors (the “Board”) of Tidewater Inc. (the “Company”) voted, on the recommendation of its Nominating and Corporate Governance Committee, to appoint Melissa Cougle to the Board. Mrs. Cougle’s appointment is effective immediately and, assuming her renomination by the Board, she will stand for reelection at the 2022 annual meeting of the Company’s stockholders. While the Board has determined that Mrs. Cougle qualifies as an independent director and financial expert under the applicable listing standards, she has not yet been appointed to serve on any of its committees.

A copy of a press release issued by the Company regarding Mrs. Cougle’s election is attached as Exhibit 99, which is hereby incorporated by reference into this Form 8-K.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 4, 2022

TIDEWATER INC.

	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary